MOORE & ASSOCIATES, CHARTERED
            ACCOUNTANTS AND ADVISORS
	        PCAOB REGISTERED



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registration statement on Form 10 of Valiant Healthcare, Inc., of our report dated October 17, 2008 on our audit of the financial statements of Valiant Healthcare, Inc. as of June 30, 2008, and the related statements of operations, stockholders' equity and cash flows from inception June 24, 2008 through June 30, 2008, and the reference to us under the caption "Experts."





/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
November 6, 2008










2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
(702)253-7499 Fax (702)253-7501